Exhibit 99.1
UNITED STATES INTERNATIONAL TRADE COMMISSION

Washington, D.C.

In the Matter of

CERTAIN LIGHT-BASED	Inv. No. 337-TA-1276
PHYSIOLOGICAL MEASUREMENT
DEVICES AND COMPONENTS
THEREOF

NOTICE OF FINAL INITIAL DETERMINATION ON VIOLATION OF SECTION 337

(January 10, 2023)

On this date, the undersigned issued an initial determination on violation of section 337 in the above-captioned matter.1,2 For the reasons discussed therein, it is the undersigned’s final initial determination that there has been a violation of section 337 of the Tariff Act of 1930, as amended, 19 U.S.C. § 1337, in the importation into the United States, the sale for importation, and/or the sale within the United States after importation of certain wearable electronic devices with light-based pulse oximetry functionality and components thereof by reason of infringement of claims 24 and 30 of U.S. Patent No. 10,945,648 (“the ’648 patent”). There has been no violation of the statute with respect to the asserted claims of U.S. Patent No. 10,912,501 (“the ’501 patent”), U.S. Patent No. 10,912,502 (“the ’502 patent”), U.S. Patent No. 10,687,745 (“the ’745 patent”), or U.S. Patent No. 7,761,127 (“the ’127 patent”). This determination is based on the following conclusions of law:
1.    The Commission has subject matter jurisdiction over this investigation.
2.    The Accused Products have been imported into the United States, sold for importation, and/or sold within     the United States after importation.
3.    The Commission has in rem jurisdiction over the Accused Products.
4.    The Accused Products infringe claim 12 of the ’501 patent, claims 22 and 28 of the ’502 patent, and claims 12, 24, and 30 of the ’648 patent.
5.    The technical prong of the domestic industry requirement has been satisfied for claim 12 of the ’501 patent, claim 28 of the ’502 patent, and claims 12, 24, and 30 of the ’648 patent.
6.    Claim 12 of the ’501 patent, claim 28 of the ’502 patent, and claim 12 of the ’648 patent are invalid.
1 The determination has been issued with a confidential designation. A public version shall issue within 30 days, or in the time necessary to identify and redact the confidential business information therein, pursuant to Commission Rule 210.5(f). 19 C.F.R. § 210.5(f).
2 Pursuant to Commission Rule 210.42(a)(1)(ii), a recommended determination on remedy, bonding, and the public interest will issue within 14 days of this initial determination. 19 C.F.R. § 210.42(a)(1)(ii).

7.    The ’501 patent, ’502 patent, and ’648 patent have not been shown to be unenforceable.
8.    The economic prong of the domestic industry requirement has been satisfied with respect to the ’501 patent, the ’502 patent, and the ’648 patent.
9.    The Accused Products have not been shown to infringe claims 9 or 27 of the ’745 patent.
10. The technical prong of the domestic industry requirement has been satisfied for claim 18 of the ’745 patent.
11. Claims 9, 18, and 27 of the ’745 patent have not been shown to be invalid. The ’745 patent has not been shown to be unenforceable.
13. The economic prong of the domestic industry requirement has been satisfied with respect to the ’745 patent.
14. The Accused Products have not been shown to infringe claim 9 of the ’127 patent.
15. The technical prong of the domestic industry requirement has been satisfied for claim 9 of the ’127 patent.
16. Claim 9 of the ’127 patent has not been shown to be invalid.
17. The economic prong of the domestic industry requirement has not been satisfied with respect to the ’127 patent.

SO ORDERED.
/s/ MONICA BHATTACHARYYA
Monica Bhattaharryya
Administrative Law Judge